Exhibit 99.1

Allied Nevada Announces Positive Preliminary Oxidation Test Results

August 20, 2013 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE MKT:ANV) provides preliminary results for ongoing oxidation test work completed on Hycroft sulfide concentrate, for which the full report is available on Allied Nevada’s website. The first phase of testing was completed by an independent consultant in collaboration with Allied Nevada technical staff.

Initial testing indicates that gold and silver recoveries in the mid-80% range from rougher concentrate may be achieved using the ambient pressure alkaline oxidation process. We undertook this testing to identify the viability of an on-site alternative for concentrate oxidation, allowing for processing of 100% of the rougher concentrate and production of doré on-site as compared with the previous plans. Preliminary economics indicate operating costs for an on-site ambient pressure alkaline oxidation process will be less than $4.00 per ton of whole ore, which includes operation of an oxygen plant. If air was used in place of oxygen, we expect operating costs to be lower. These preliminary operating costs compare favorably with operating costs to autoclave of approximately $9.60 per ton of whole ore.

Beginning in 2007, Allied Nevada has been examining options for treating Hycroft sulfidic ores. The original focus was on traditional oxidation methods currently employed in the industry, including pressure oxidation (POX), roasting, and direct cyanidation. Test work on these processes concluded that each of these options would be feasible, with varying degrees of economic recovery. A mine plan was developed using on-site POX to treat one-third of the rougher concentrate and sell the remaining concentrate, as either rougher or cleaner concentrate, for processing in third party facilities.

In late 2012, we began a review of other oxidation processes, starting with bio-oxidation (“BIOX®”), with a goal of determining an economically viable on-site process in lieu of building and operating an autoclave and relying on offsite sales. The BIOX® testing was completed by SGS Canada Inc. in Lakefield, Ontario and SGS South Africa (Pty) Limited in Johannesburg in collaboration with BIOMIN South Africa (Pty) Limited (formerly part of Gold Fields Ltd.). Final results from the BIOX® testing indicated that the process was viable, and also identified a number of important characteristics regarding the oxidation of Hycroft concentrates. Most importantly, the ore appeared to require less than complete levels of sulfide oxidation to achieve acceptable gold and silver recoveries, providing potentially significant capital and operating cost savings.

Using this information, a first phase test program was conducted on a suite of commonly used oxidation methods including chlorination, ambient pressure alkaline oxidation, fine-grind with intense cyanidation, and the Albion oxidation process. Initial results using each of these methods have been positive. Testing indicates that processing rougher concentrate may be optimal as cleaner concentrates contain on average approximately 10% less metal due to losses in the flotation cleaning process. Thus, a focus on treating rougher concentrate, to maximize overall gold and silver recovery and project economics, will continue.

Ambient pressure alkaline oxidation testing of rougher concentrate at an oxidation time of 24 hours, a reaction temperature of 60oC and a grind size of 44 microns, resulted in a sulfide oxidation percentage of

57% and recoveries of 85% gold and 82% silver. Altering the testing parameters for rougher concentrate to increase temperature to 75oC and significantly decrease retention time to 8 hours resulted in recoveries of 82% for gold and silver from 44 micron material. Continuing to refine the optimal operating parameters could translate to a reduction in capital and operating costs without significantly impacting recoveries.

The results above utilized oxygen as the oxidant, however, preliminary test work using air in place of oxygen had similar results. Factors being considered in ongoing test work include reagent volumes, air in place of oxygen, and identification of the minimum temperature and reaction time for effective sulfide oxidation at various grind sizes. Further optimization is required to determine the best economics for the project.

Allied Nevada has contracted with Hatch Ltd. to conduct the next phase of engineering study including a review of recent metallurgical testing. Our goals in the next phase are to further refine the flow sheet, define optimal parameters, and develop capital and operating costs as well as a preliminary economic analysis.

For further information on Allied Nevada, please contact:

Randy Buffington	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act, that are intended to be covered by the safe harbor created by such sections. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding the results of metallurgical and oxidation test work underway; potential capital and operating cost benefits resulting from oxidation testing; estimates of gold and silver recoveries, anticipated costs, project economics, the realization of expansion and construction activities and the timing thereof and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

The technical contents of this news release have been prepared under the supervision of William J. Pennstrom, Jr., a Qualified Professional for Metallurgy. Mr. Pennstrom is a consulting metallurgical engineer and President of Pennstrom Consulting Inc. and has acted as the Qualified Person, as defined by NI 43-101, for evaluation of the metallurgical testing data. He has over 30 years of experience in mineral process design and operation, and has been an independent process and metallurgical consultant for the mining industry for the last twelve (12) years. He is a Registered Member of the Society of Mining, Metallurgy and Exploration (SME Member No. 2503900). Mr. Pennstrom and Pennstrom Consulting Inc. are both independent of the Company under NI 43-101 definitions. For further information regarding technical information in relation to the Hycroft property, please see the Technical Report titled “Technical Report, Allied Nevada Gold Corp. Hycroft Mine, Winnemucca, Nevada, USA” dated March 6, 2013, available on www.sedar.com or on the Company’s website.

2013 First Phase Oxidation Testing	2